UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Graham notified Integrity Applications, Inc. (the “Company”) of his resignation as CEO and Chairman of the Company for personal reasons on October 2, 2018, to be effective as of October 31, 2018. David Podwalski was appointed as President and Chief Operating Officer of the Company by its Board, effective October 9, 2018, and is appointed as a Director effective as of October 31, 2018 to fill the vacancy to be created by Mr. Graham’s resignation.

Effective November 1, 2018, the Board approved an increase in David Podwalski’s annual base salary to $275,000; and the Board will re-evaluate his bonus payout as part of the annual compensation review at its January 2019 Board meeting, with new goals to be effective January 1, 2019. With respect to his $70,000 salary due in arrears, $50,000 shall be issued in RSUs, based on the price of the conversion of the outstanding preferred stock, and $20,000 shall be paid in cash as soon as practicable; and he shall be granted an addition 75,000 stock options with a three year term and three year vesting schedule with an exercise price based upon the price for the conversion of the existing preferred stock.

The Board also approved that no later than December 30, 2018, the Company shall pay to John Graham his salary arrears as follows: (i) $320,000 in RSUs based on the price of the conversion of the existing preferred stock, and (ii) $61,335 to be paid in cash; and all of his existing options shall expire on January 30, 2019, if not exercised by that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2018

INTEGRITY APPLICATIONS, INC.

By:	/s/ Sami Sassoun
Name:	Sami Sassoun
Title:	Chief Financial Officer